Exhibit 99.4

PRELIMINARY PROXY CARD—SUBJECT TO COMPLETION—DATED JUNE 12, 2026
Equitable Holdings, Inc.
1345 Avenue of the Americas New York, NY 10105 Attn: Ralph Petruzzo
ENDORSEMENT_LINE______________
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DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6
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Your vote matters – here’s how to vote!
You may vote online or by phone instead of mailing this card.
Votes submitted electronically must be received by X:XXam, Eastern Time, on XXXXXXXXXXXX XX, 2026.
Online
Go to https://www.investorvote.com/EQH or scan the QR code — login details are located in the shaded bar below.
Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada
Save paper, time and money! Sign up for electronic delivery at https://www.investorvote.com/EQH
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.
2026 Special Meeting Proxy Card
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IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
A Proposals — The Board of Directors recommend a vote FOR Proposals 1 – 3.
1. Equitable Merger Agreement Proposal. Proposal to adopt the Agreement and Plan of Merger, by and among Corebridge Financial, Inc., Equitable, Mountain Holding, Inc., Palisade Holding, Inc. and Marcy Holding, Inc., dated as of March 26, 2026, which, as it may be amended from time to time, is referred to as the “Merger Agreement” and which proposal is referred to as the “Equitable Merger Agreement Proposal.”
3. Equitable Adjournment Proposal. Proposal to approve the adjournment of the Equitable special meeting to solicit additional proxies if there are not sufficient shares of Equitable common stock represented (either in person or by proxy) and voting at the time of the Equitable special meeting to approve the Equitable Merger Agreement Proposal, which proposal is referred to as the “Equitable Adjournment Proposal.”
2. Equitable Advisory Compensation Proposal. Proposal to approve, For on a non-binding advisory basis, the compensation that may be paid or become payable to the named executive officers of Equitable in connection with the transactions contemplated by the Merger Agreement, which proposal is referred to as the “Equitable Advisory Compensation Proposal.”
B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.
Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.
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The 2026 Special Meeting of Stockholders of Equitable Holdings, Inc. will be held on <Day, Month Date, 2026 at X:XXpm ET>, virtually via the internet at meetnow.global/[TBD].
To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.
Important notice regarding the Internet availability of proxy materials for the Special Meeting of Stockholders. The material is available at: https://www.investorvote.com/EQH
Small steps make an impact.
Help the environment by consenting to receive electronic delivery, sign up at https://www.investorvote.com/EQH
q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q
Proxy — Equitable Holdings, Inc.
EQUITABLE HOLDINGS, INC.
SPECIAL MEETING OF STOCKHOLDERS
[TBD], 2026 at [TBD] [a.m./p.m.] Eastern Time
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The stockholder(s) hereby appoint(s) Kurt Meyers and Ralph Petruzzo, or any of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of EQUITABLE HOLDINGS, INC. that the stockholder(s) is/are entitled to vote at the special meeting of stockholders to be held at [TBD] [a.m./p.m.] Eastern Time, on [TBD], 2026, virtually at meetnow.global/[TBD], and any adjournment or postponement thereof.
This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations for each of the proposals included herein. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment or postponement thereof.
Continued and to be signed on reverse side
C Non-Voting Items
Change of Address — Please print new address below.
Comments — Please print your comments below.